NEWS RELEASE

FORWARD AIR CORPORATION REPORTS FOURTH QUARTER 2020 RESULTS

Reports record fourth quarter revenue

Reaches agreement in principle for sale of Pool Distribution

Announces acquisition of Proficient Transport to bolster Intermodal Drayage offering

GREENEVILLE, Tenn.- (BUSINESS WIRE) - February 11, 2021 - Forward Air Corporation (NASDAQ:FWRD) (the “Company”, “we”, “our”, or “us”) today reported financial results for the three and twelve months ended December 31, 2020 as presented in the tables below on a continuing operations basis (Pool Distribution is being reported as a discontinued operation).

Tom Schmitt, Chairman, President and CEO, commenting on fourth quarter results from continuing operations said, “Our growth strategies drove our record fourth quarter revenue, which came in at the high end of our guidance range. Our business momentum improved during the quarter, and through November we were ahead of our internal forecasts. However, as previously disclosed, a December cyber attack temporarily interrupted our operations and impacted our results. Also, considering our strong growth in Final Mile – which has exceeded our expectations – we recorded an increase to an earn-out liability related to a prior acquisition. Excluding the impacts of these two discrete events, we would have exceeded the high end of our net income per diluted share guidance range.”

“Our organic growth has continued into the first quarter”, said Mr. Schmitt. “Through January, our LTL tonnage is up 10.9% and our LTL shipments are up 14.4% year-over-year, which will become even more accretive following our February 1st general rate increase. Volumes in our other modes have also started the year strong.”

“As we drive organic growth, we are also improving our inorganic growth momentum”, continued Mr. Schmitt. “During the fourth quarter, we closed our previously announced acquisitions of CLW Delivery and Value Logistics, which contributed to our Final Mile and Intermodal results. And today we are pleased to announce an agreement in principle to sell the Pool Distribution business to Ten Oaks Group, which is expected to close in the next two weeks for total consideration of $20 million, consisting of an $8 million upfront cash payment and up to a $12 million earn-out. We are also thrilled to announce that we entered into an agreement to purchase substantially all the assets of Proficient Transport for approximately $15 million. Proficient will strengthen our Intermodal footprint in key Midwest and Southern markets and is expected to contribute $23 million of revenue and $3 million of EBITDA on an annualized basis.”

In closing, Mr. Schmitt said, “As we end 2020, we want to welcome CLW Delivery, Value Logistics and Proficient Transport to the Forward Air family. I would also like to thank our employees and independent contractors for their remarkable efforts to serve our customers during such a difficult year.”

Regarding the Company’s first quarter 2021 continuing operations guidance, Michael J. Morris, CFO, said, “We expect first quarter year-over-year revenue growth of 11% to 15%. We expect net income per diluted share to be between $0.55 to $0.59, which includes approximately $0.07 of professional fees related to cyber security and shareholder engagement activities (which will be recorded in Other Operations). This compares to $0.41 in the first quarter of 2020.”

Continuing Operations	Three months ended
(in thousands, except per share data)	December 31, 2020	December 31, 2019	Change		Percent Change
Operating revenue	$350,341	$319,656	$30,685		9.6%
Income from operations	$20,726	$30,456	$(9,730)		(31.9)%
Operating margin	5.9%	9.5%	(360)	bps
Net income from continuing operations	$15,133	$22,336	$(7,203)		(32.2)%
Net income per diluted share	$0.55	$0.79	$(0.24)		(30.4)%
Cash provided by operating activities	$14,473	$39,706	$(25,233)		(63.5)%

Non-GAAP Financial Measures: [1]
EBITDA	$29,929	$39,320	$(9,391)		(23.9)%
Free cash flow	$11,642	$39,450	$(27,808)		(70.5)%

Continuing Operations	Twelve months ended
(in thousands, except per share data)	December 31, 2020	December 31, 2019	Change		Percent Change
Operating revenue	$1,269,573	$1,215,187	$54,386		4.5%
Income from operations	$73,924	$112,416	$(38,492)		(34.2)%
Operating margin	5.8%	9.3%	(350)	bps
Net income from continuing operations	$52,767	$82,322	$(29,555)		(35.9)%
Net income per diluted share	$1.89	$2.87	$(0.98)		(34.1)%
Cash provided by operating activities	$94,966	$145,074	$(50,108)		(34.5)%

Non-GAAP Financial Measures: [1]
EBITDA	$111,046	$148,809	$(37,763)		(25.4)%
Free cash flow	$77,111	$125,728	$(48,617)		(38.7)%

1 EBITDA and free cash flow are non-GAAP financial measures and reconciliations of these non-GAAP financial measures are provided in the below financial tables.
On February 2, 2021, our Board of Directors declared a quarterly cash dividend of $0.21 per share of common stock.  The dividend is payable to shareholders of record at the close of business on March 4, 2021 and is expected to be paid on March 19, 2021.

This quarterly dividend is made pursuant to a cash dividend policy approved by the Board of Directors, which anticipates a total annual dividend of $0.84 for the full year 2021, payable in quarterly increments of $0.21 per share of common stock.  The actual declaration of future cash dividends, and the establishment of record and payment dates, is subject to final determination by the Board of Directors each quarter after its review of the Company’s financial performance.

On April 23, 2020, the Board approved a strategy to divest of the Pool Distribution business (“Pool”). Accordingly, the results of operations and cash flows for Pool have been presented as a discontinued operation and have been excluded from continuing operations in this press release for all periods presented.  In addition, Pool assets and liabilities are reflected as “held for sale” on the Consolidated Balance Sheets in this press release.

Review of Financial Results

Forward Air will hold a conference call to discuss fourth quarter 2020 results on Friday, February 12, 2021 at 9:00 a.m. EST. The Company’s conference call will be available online on the Investor Relations portion of the Company’s website at www.forwardaircorp.com, or by dialing (844) 867-6169, Access Code: 6464581.

A replay of the conference call will be available on the Investor Relations portion of the Company’s website at www.forwardaircorp.com, which the Company will use as a primary mechanism to communicate with investors. Investors are urged to monitor the Investor Relations portion of the Company’s website to easily find or navigate to current and pertinent information about the Company.

About Forward Air Corporation
Forward Air is a leading asset-light freight and logistics company that provides services across the United States and Canada. We provide expedited less-than-truckload (“LTL”) services, including local pick-up and delivery, shipment consolidation/deconsolidation, warehousing, and customs brokerage by utilizing a comprehensive national network of terminals; final mile services, including delivery of heavy-bulky freight; truckload brokerage services, including dedicated fleet services, high-security and temperature-controlled logistics services; intermodal first-and last-mile high-value drayage services both to and from seaports and railheads, dedicated contract and Container Freight Station warehouse and handling services; and pool distribution services, including high-frequency handling and distribution of time sensitive product to numerous destinations within a specific geographic region. For more information, visit our website at www.forwardaircorp.com.

Forward Air Corporation
Consolidated Statements of Comprehensive Income
(In thousands, except per share data)
(Unaudited)

	Three months ended		Year ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
		(As Adjusted)		(As Adjusted)
Operating revenue:
Expedited Freight	$299,500	$265,879	$1,072,301	$1,000,934
Intermodal	51,767	54,710	199,603	217,711
Eliminations and other operations	(926)	(933)	(2,331)	(3,458)
Operating revenue	350,341	319,656	1,269,573	1,215,187
Operating expenses:
Purchased transportation	184,943	159,857	650,664	586,140
Salaries, wages and employee benefits	70,527	65,671	270,785	258,001
Operating leases	17,122	16,231	69,720	63,092
Depreciation and amortization	9,206	8,863	37,125	36,394
Insurance and claims	8,475	9,457	34,912	38,733
Fuel expense	2,919	4,540	12,166	17,759
Other operating expenses	36,423	24,581	120,277	102,652
Total operating expenses	329,615	289,200	1,195,649	1,102,771
Income (loss) from continuing operations
Expedited Freight	20,872	27,418	71,266	103,640
Intermodal	3,428	5,354	16,391	23,679
Other operations	(3,574)	(2,316)	(13,733)	(14,903)
Income from continuing operations	20,726	30,456	73,924	112,416
Other expense:
Interest expense	(1,206)	(795)	(4,561)	(2,711)
Other, net	(3)	1	(3)	(1)
Total other expense	(1,209)	(794)	(4,564)	(2,712)
Income before income taxes	19,517	29,662	69,360	109,704
Income tax expense	4,384	7,326	16,593	27,382
Net income from continuing operations	15,133	22,336	52,767	82,322
(Loss) income from discontinued operation, net of tax [1]	(19,576)	1,832	(29,034)	4,777
Net (loss) income and comprehensive (loss) income	$(4,443)	$24,168	$23,733	$87,099

Net income per share:
Basic net income (loss) per share:
Continuing operations	$0.55	$0.79	$1.90	$2.89
Discontinued operation [1]	(0.72)	0.07	(1.05)	0.17
Net (loss) income per share [2]	$(0.17)	$0.86	$0.84	$3.06
Diluted net income (loss) per share:
Continuing operations	$0.55	$0.79	$1.89	$2.87
Discontinued operation [1]	(0.72)	0.07	(1.05)	0.17
Net (loss) income per share [2]	$(0.17)	$0.85	$0.84	$3.04

Dividends per share:	$0.21	$0.18	$0.75	$0.72
1 2020 loss amounts include the impact of a $21.2 million after-tax non-cash impairment charge to reflect the estimated fair value of Pool Distribution’s net assets.

2 Rounding may impact summation of amounts.

Expedited Freight Segment Information
(In millions)
(Unaudited)

	Three months ended
	December 31,	Percent of	December 31,	Percent of		Percent
	2020 [1]	Revenue	2019	Revenue	Change	Change
			(As Adjusted)
Operating revenue:
Network [2]	$170.0	56.8%	$172.1	64.7%	$(2.1)	(1.2)%
Truckload	54.8	18.3	52.5	19.8	2.3	4.4
Final Mile	66.3	22.1	34.2	12.9	32.1	93.9
Other	8.4	2.8	7.0	2.6	1.4	20.0
Total operating revenue	299.5	100.0	265.8	100.0	33.7	12.7

Operating expenses:
Purchased transportation	167.2	55.8	141.1	53.1	26.1	18.5
Salaries, wages and employee benefits	58.4	19.5	51.8	19.5	6.6	12.7
Operating leases	13.3	4.4	12.0	4.5	1.3	10.8
Depreciation and amortization	6.8	2.3	6.2	2.4	0.6	9.7
Insurance and claims	5.9	2.0	6.6	2.5	(0.7)	(10.6)
Fuel expense	1.7	0.6	2.5	0.9	(0.8)	(32.0)
Other operating expenses	25.3	8.4	18.2	6.8	7.1	39.0
Total operating expenses	278.6	93.0	238.4	89.7	40.2	16.9
Income from operations	$20.9	7.0%	$27.4	10.3%	$(6.5)	(23.7)%

[1] Includes revenues and operating expenses from the acquisition of Linn Star which was acquired in January 2020. Linn Star results are not included in the prior period.
[2] Network revenue is comprised of all revenue, including linehaul, pickup and/or delivery, and fuel surcharge revenue, excluding accessorial, Truckload and Final Mile revenue.

Expedited Freight Operating Statistics

	Three months ended
	December 31,	December 31,	Percent
	2020	2019	Change
		(As Adjusted)

Business days	64	64	—%

Tonnage [1,2]
Total pounds	641,370	642,092	(0.1)
Pounds per day	10,021	10,033	(0.1)

Shipments [1,2]
Total shipments	1,052	1,069	(1.6)
Shipments per day	16.4	16.7	(1.8)

Weight per shipment	610	601	1.5

Revenue per hundredweight [3]	$26.65	$27.02	(1.4)
Revenue per hundredweight, excluding fuel [3]	$23.23	$22.72	2.2

Revenue per shipment [3]	$162	$164	(1.2)
Revenue per shipment, excluding fuel [3]	$141	$139	1.4
Network revenue from door-to-door shipments as a percentage of network revenue [3,4]	46.6%	41.1%	13.4
Network gross margin [5]	49.6%	53.8%	(7.8)%

1 In thousands.
[2] Excludes accessorial, full truckload and final mile products.
[3] Includes intercompany revenue between the Network and Truckload revenue streams.
[4] Door-to-door shipments include all shipments with a pickup and/or delivery.
[5] Network revenue less Network purchased transportation as a percentage of Network revenue.

Intermodal Segment Information
(In millions)
(Unaudited)

	Three months ended
	December 31,	Percent of	December 31,	Percent of		Percent
	2020 [1]	Revenue	2019	Revenue	Change	Change
Operating revenue	$51.8	100.0%	$54.7	100.0%	$(2.9)	(5.3)%

Operating expenses:
Purchased transportation	18.4	35.6	19.3	35.3	(0.9)	(4.7)
Salaries, wages and employee benefits	12.4	23.9	13.6	24.9	(1.2)	(8.8)
Operating leases	3.9	7.5	4.2	7.7	(0.3)	(7.1)
Depreciation and amortization	2.4	4.6	2.7	4.9	(0.3)	(11.1)
Insurance and claims	2.1	4.1	1.7	3.1	0.4	23.5
Fuel expense	1.2	2.3	2.1	3.8	(0.9)	(42.9)
Other operating expenses	8.0	15.4	5.8	10.6	2.2	37.9
Total operating expenses	48.4	93.4	49.4	90.3	(1.0)	(2.0)
Income from operations	$3.4	6.6%	$5.3	9.7%	$(1.9)	(35.8)%

[1] Includes revenues and operating expenses from the acquisition of OST, which was acquired in July 2019 and partially included in the prior period.

Intermodal Operating Statistics

	Three months ended
	December 31,	December 31,	Percent
	2020	2019	Change

Drayage shipments	75,500	77,906	(3.1)%
Drayage revenue per shipment	$583	$603	(3.3)
Number of locations	24	21	14.3%

Forward Air Corporation
Consolidated Balance Sheets
(In thousands)
(Unaudited)
	December 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$40,254	$64,749
Accounts receivable, net	156,490	136,214
Other current assets	31,780	20,403
Current assets held for sale	21,002	14,952
Total current assets	249,526	236,318

Property and equipment	380,519	373,571
Less accumulated depreciation and amortization	190,652	180,815
Net property and equipment	189,867	192,756
Operating lease right-of-use assets	123,338	105,170
Goodwill	244,982	215,699
Other acquired intangibles, net of accumulated amortization	145,032	124,857
Other assets	41,926	39,374
Noncurrent assets held for sale	53,097	76,704
Total assets	$1,047,768	$990,878

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$38,369	$25,411
Accrued expenses	55,413	44,152
Current portion of contingent consideration	6,865	5,320
Current portion of debt and finance lease obligations	1,801	1,421
Current portion of operating lease liabilities	43,680	35,886
Current liabilities held for sale	25,924	24,974
Total current liabilities	172,052	137,164

Debt and finance lease obligations, less current portion	117,408	72,249
Operating lease liabilities, less current portion	80,346	69,678
Other long-term liabilities	54,129	56,448
Deferred income taxes	41,929	41,214
Noncurrent liabilities held for sale	34,575	36,943

Shareholders’ equity:
Common stock	273	279
Additional paid-in capital	242,916	226,869
Retained earnings	304,140	350,034
Total shareholders’ equity	547,329	577,182
Total liabilities and shareholders’ equity	$1,047,768	$990,878

Forward Air Corporation
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended
	December 31, 2020	December 31, 2019
Operating activities:
Net income from continuing operations	$15,133	$22,336
Adjustments to reconcile net income of continuing operations to net cash provided by operating activities of continuing operations:
Depreciation and amortization	9,206	8,863
Change in fair value of earn-out liability	2,588	(923)
Share-based compensation expense	2,596	2,727
Other	(127)	(103)
Provision for revenue adjustments	1,779	1,100
Deferred income tax provision	(2,976)	1,208
Changes in operating assets and liabilities, net of effects from purchase of acquired companies:
Accounts receivable	(5,304)	4,431
Other current and noncurrent assets	(12,236)	4,732
Accounts payable and accrued expenses	3,814	(4,665)
Net cash provided by operating activities of continuing operations	14,473	39,706

Investing activities:
Proceeds from sale of property and equipment	998	968
Purchases of property and equipment	(3,829)	(1,224)
Purchase of businesses, net of cash acquired	(7,720)	—
Net cash used in investing activities of continuing operations	(10,551)	(256)

Financing activities:
Repayments of finance lease obligations	(364)	(418)
Proceeds from issuance of common stock upon stock option exercises	2,336	1,987
Payments of dividends to stockholders	(5,778)	(5,073)
Repurchases of common stock	—	(8,298)
Common stock issued under employee stock purchase plan	370	353
Payment of minimum tax withholdings on share-based awards	(64)	—
(Distributions to) contributions from subsidiary held for sale	(3,158)	1,924
Net cash used in financing activities of continuing operations	(6,658)	(9,525)
(Decrease) increase in cash and cash equivalents of continuing operations	(2,736)	29,925

Cash from discontinued operation:
Net cash (used in) provided by operating activities of discontinued operation	(2,764)	4,039
Net cash used in investing activities of discontinued operation	(394)	(2,115)
Net cash provided by (used in) financing activities of discontinued operation	3,158	(1,924)
(Decrease) increase in cash and cash equivalents	(2,736)	29,925
Cash and cash equivalents at beginning of period of continuing operations	42,990	34,824
Cash at beginning of period of discontinued operation	—	—
(Decrease) increase in cash and cash equivalents	(2,736)	29,925
Cash at beginning of period of discontinued operation	—	—
Cash and cash equivalents at end of period of continuing operations	$40,254	$64,749

Forward Air Corporation
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Year ended
	December 31, 2020	December 31, 2019
Operating activities:
Net income from continuing operations	$52,767	$82,322
Adjustments to reconcile net income of continuing operations to net cash provided by operating activities of continuing operations:
Depreciation and amortization	37,125	36,394
Change in fair value of earn-out liability	379	(33)
Share-based compensation expense	10,448	11,263
Other	587	1,497
Provision for revenue adjustments	4,751	3,339
Deferred income tax provision	1,341	7,089
Changes in operating assets and liabilities, net of effects from the purchase of acquired companies:
Accounts receivable	(25,740)	653
Other current and noncurrent assets	(10,983)	(4,662)
Accounts payable and accrued expenses	24,291	7,212
Net cash provided by operating activities of continuing operations	94,966	145,074

Investing activities:
Proceeds from sale of property and equipment	2,413	2,661
Purchases of property and equipment	(20,268)	(22,007)
Purchase of businesses, net of cash acquired	(63,651)	(39,000)
Net cash used in investing activities of continuing operations	(81,506)	(58,346)

Financing activities:
Repayments of finance lease obligations	(893)	(946)
Proceeds from senior credit facility	65,000	20,000
Repayments of senior credit facility	(20,000)	—
Proceeds from issuance of common stock upon stock option exercises	4,237	4,050
Payment of earn-out liability	(5,284)	—
Payments of dividends to stockholders	(20,868)	(20,494)
Repurchases of common stock	(45,248)	(56,204)
Common stock issued under employee stock purchase plan	664	614
Payment of minimum tax withholdings on share-based awards	(3,508)	(3,032)
(Distributions to) contributions from subsidiary held for sale	(12,055)	8,376
Net cash used in financing activities of continuing operations	(37,955)	(47,636)
Net (decrease) increase in cash of continuing operations	(24,495)	39,092

Cash from discontinued operation:
Net cash (used in) provided by operating activities of discontinued operation	(10,854)	13,945
Net cash used in investing activities of discontinued operation	(1,201)	(5,569)
Net cash provided by (used in) financing activities of discontinued operation	12,055	(8,376)
(Decrease) increase in cash and cash equivalents	(24,495)	39,092
Cash and cash equivalents at beginning of period of continuing operations	64,749	25,657
Cash at beginning of period of discontinued operation	—	—
(Decrease) increase in cash and cash equivalents	(24,495)	39,092
Less: cash at beginning of period of discontinued operation	—	—
Cash and cash equivalents at end of period of continuing operations	$40,254	$64,749

Forward Air Corporation Reconciliation of Non-GAAP Financial Measures

In this press release, the Company uses non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with GAAP. The Company believes that meaningful analysis of its financial performance in 2020 and 2019 requires an understanding of the factors underlying that performance, including an understanding of items that are non-operational. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions as well as evaluating the Company’s performance.

For the three and twelve months ended December 31, 2020 and 2019, this press release contains the following non-GAAP financial measures: earnings before interest, taxes, depreciation and amortization (“EBITDA”) and free cash flow. All non-GAAP financial measures are presented on a continuing operations basis.

The Company believes that EBITDA from continuing operations improves comparability from period to period by removing the impact of its capital structure (interest and financing expenses), asset base (depreciation and amortization) and tax impacts. The Company believes that free cash flow from continuing operations is an important measure of its ability to repay maturing debt or fund other uses of capital that it believes will enhance stockholder value.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s financial results prepared in accordance with GAAP. Non-GAAP financial information does not represent a comprehensive basis of accounting. As required by the Securities and Exchange Act of 1933 and the rules and regulations promulgated thereunder, the Company has included, for the periods indicated, a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure.

The following is a reconciliation of net income from continuing operations to EBITDA from continuing operations for the three and twelve months ended December 31, 2020 and 2019 (in thousands):

	Three months ended		Twelve months ended
Continuing Operations	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net income	$15,133	$22,336	$52,767	$82,322
Interest expense	1,206	795	4,561	2,711
Income tax expense	4,384	7,326	16,593	27,382
Depreciation and amortization	9,206	8,863	37,125	36,394
EBITDA	$29,929	$39,320	$111,046	$148,809

The following is a reconciliation of net cash provided by operating activities of continuing operations to free cash flow from continuing operations for the three and twelve months ended December 31, 2020 and 2019 (in thousands):

	Three months ended		Twelve months ended
Continuing Operations	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net cash provided by operating activities	$14,473	$39,706	$94,966	$145,074
Proceeds from sale of property and equipment	998	968	2,413	2,661
Purchases of property and equipment	(3,829)	(1,224)	(20,268)	(22,007)
Free cash flow	$11,642	$39,450	$77,111	$125,728

The following information is provided to supplement this press release.

Three months ended
Actual - Continuing Operations	December 31, 2020
Net income from continuing operations	$15,133
Income allocated to participating securities	(106)
Numerator for diluted net income per share	$15,027

Weighted-average shares outstanding-diluted	27,372
Diluted net income per share	$0.55

Projected	Full year 2021
Projected tax rate - continuing operations	25.5%

Projected purchases of property and equipment, net of proceeds from sale of property and equipment[1]	$44,000
[1] Includes $23,500 for the Columbus, Ohio hub expansion

Projected - Continuing Operations	December 31, 2021
Projected weighted-average shares outstanding-diluted	27,000

Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements included in this press release relate to the expected organic growth and future performance of the Company, expected 2021 guidance, including first quarterly 2021 revenue growth, first quarter 2021 net income per diluted share, full year 2021 projected tax rate, fully diluted share count (before consideration of future share repurchase), projected capital expenditures, the future declaration of dividends and the quarterly and full year 2021 anticipated dividends per share, the expected consideration received from and the timing of closing of the pending sale of the Company’s Pool Distribution business, and the growth of the Company’s Intermodal business following the acquisition of Proficient Transport.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: prolonged impact of COVID-19 and actions taken to mitigate those impacts, economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, the creditworthiness of our customers and their ability to pay for services rendered, more limited liquidity than expected which limits our ability to make key investments, the availability and compensation of qualified independent owner-operators and freight handlers as well as contracted, third-party carriers needed to serve our customers’ transportation needs, the inability of our information systems to handle an increased volume of freight moving through our network, the occurrence of cybersecurity risks and events, changes in fuel prices, our inability to maintain our historical growth rate because of a decreased volume of freight or decreased average revenue per pound of freight moving through our network, loss of a major customer, increasing competition and pricing pressure, our ability to secure terminal facilities in desirable locations at reasonable rates, our inability to successfully integrate acquisitions, claims for property damage, personal injuries or workers’ compensation, enforcement of and changes in governmental regulations, environmental and tax matters, insurance matters, the handling of hazardous materials and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2019.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SOURCE: Forward Air Corporation

Forward Air Corporation
Michael J. Morris, 404-362-8933
mmorris@forwardair.com